EXHIBIT 99.12



                                                                    NEWS RELEASE



FOR IMMEDIATE RELEASE                CONTACT: Robert W. Lougee, Jr.
Monday,  June 8,1998                          Vice President, Investor Relations
                                              (508) 870-6771


              ARCH ANNOUNCES PLAN TO STRENGTHEN CAPITAL STRUCTURE,
                INCREASE FINANCIAL FLEXIBILITY FOR FUTURE GROWTH


       INITIATIVE INCLUDES NEW CREDIT FACILITY, PRIVATE EQUITY PLACEMENT,
                              SENIOR NOTE OFFERING


Westborough, MA (June 8, 1998) --- Arch Communications Group, Inc. (NASDAQ:APGR), the nation's second largest paging company, today announced that it has initiated plans to significantly strengthen its capital structure through: (1) a new $400 million bank credit facility; (2) the private placement of $23 million to $25 million of convertible preferred stock; (3) a $125 million issuance of senior notes to qualified institutional buyers (in a Rule 144A offering); and (4) the merger of certain operating subsidiaries. The initiative is intended to simplify Arch's capital and legal structure as well as provide increased financial flexibility for future growth.

"We are extremely pleased to announce this capital restructuring plan," said C. Edward Baker, Jr., chairman and chief executive officer. "Completion of these initiatives will substantially increase our financial flexibility and give us the opportunity to effectively execute our growth strategies. We believe the commitment of new capital resources clearly represents a strong vote of confidence in Arch and our business plan, as well as growth prospects for the paging sector as a whole."

J. Roy Pottle, Arch executive vice president and chief financial officer, added:
"Obviously, we are very pleased with the continued support of our banks. Most importantly, the new credit facility eliminates $156 million of principal payments that otherwise would have been required over the next three years. The new credit facility requires no principal payments until 2001, and is considerably more flexible than the existing 3 1/2-year-old facility."

The strengthening of Arch's capital structure is a multi-step process that will begin with consolidation of the Company's legal structure. Arch Communications Enterprises, Inc. (ACE), a wholly owned subsidiary of Arch Communications Group, Inc. (ACG), will merge with the operating subsidiaries of USA Mobile Communications, Inc. II (USAM) and the surviving legal entity will be renamed Arch Paging, Inc. (API). Another wholly owned subsidiary of ACG, USAM, will be renamed Arch Communications, Inc. (ACI) and will own all of the outstanding capital stock of API. The current operating subsidiaries of ACE will be wholly owned by API and will continue to exist in their present form.

Arch has received commitments from a group of lenders to provide a $400 million credit facility to API. The new facility will be comprised of a $175 million reducing revolver, a $100 million 364-day facility which automatically converts on the 364th day to a six-year term loan, and an eight-year $125 million term loan. The reducing revolver and the 364-day/term loan will mature on June 30, 2005, and the $125 million term loan will mature on June 30, 2006. The new credit facility, which includes one new lender and 12 of the Company's existing lenders, will be led by The Bank of New York, Toronto Dominion (Texas), Inc., and Royal Bank of Canada. The new credit facility will be established through an amendment and restatement of ACE's existing credit facility.

In addition, Arch has received a commitment from Sandler Capital Management to purchase $23 million to $25 million of preferred stock convertible into Arch common stock at an initial conversion price of $5.50 per share. A cumulative dividend of 8.00% will accrue on the preferred stock, payable at Arch's discretion in cash or shares of Arch common stock. The preferred stock will include certain other redemption, voting and preemptive rights and restrictive provisions. Also, Sandler Managing

Director John Kornreich will be named to Arch's Board of Directors. Commenting on the commitment, Kornreich said: "With a greatly improved financial footing, we think Arch can sustain solid cash flow growth, deleverage its balance sheet, and participate in the ongoing consolidation of the paging industry."

Founded in 1980, Sandler is a New York-based private investment management firm with more than $1.4 billion in equity assets under management. The firm specializes in investments in the telecommunications and media sectors. "We are delighted to receive financial support from such a highly regarded investment firm," said Baker, "especially one that strongly favors consolidation among paging companies. John Kornreich is among the most knowledgeable investors in this business and we welcome him as a member of the Arch Board."

Finally, ACI will commence a Rule 144A offering of $125 million of senior notes. Proceeds from the issuance of the senior notes, along with those from the sale of convertible preferred stock and borrowings under the new credit facility, will be used to repay bank debt outstanding under the current ACE and USAM credit facilities. Upon closing of these transactions, the existing USAM credit facility will be terminated.

The new credit facility, preferred stock placement and senior note issuance are mutually contingent and subject to certain other customary conditions, and are expected to be completed simultaneously. The actual timing of these financing activities will depend on market conditions and other factors. The preferred stock and senior notes have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This announcement does not constitute an offer to sell any securities.

Arch Communications Group, Inc., Westborough, MA, is the second largest paging company in the United States as ranked by annualized operating cash flow. It provides narrowband wireless messaging services, principally paging, to more than four million subscribers nationwide through approximately 200 offices and Company stores. Additional information on Arch is available on the Internet at www.arch.com.

Safe harbor statement under the Private Securities Litigation Reform Act of 1995: Statements contained in this news release which are not historical fact, such as forward-looking statements concerning future financial performance and growth, involve risks and uncertainties, including those described in the Company's Annual Report on Form 10-K. Such statements are subject to various factors that could cause actual results to differ materially from those set forth in the forward-looking statements. Any forward-looking statements represent the Company's best judgment as of the date of this release. The Company disclaims any intent or obligation to update any forward-looking statements.

                                Charts To Follow


                       EXISTING LEGAL & CAPITAL STRUCTURE


                         Arch Communications Group, Inc.
                          10 7/8% Senior Discount Notes
                   6 3/4% Convertible Subordinated Debentures
                                        |
  Arch Communications Enterprises, Inc.       USA Mobile Communications, Inc. II
               ("ACE")                                     ("USAM")
     $450 Million Credit Facility                     9.5% Senior Notes
                                                     14.0% Senior Notes

                 |                                            |
       ACE Operating Subsidiaries                 USAM Operating Subsidiaries
                                                  $110 Million Credit Facility

                             NEW LEGAL & CAPITAL STRUCTURE


                         Arch Communications Group, Inc.
                          10 7/8% Senior Discount Notes
                   6 3/4% Convertible Subordinated Debentures
                                        |
                            Arch Communications, Inc.
                                9.5% Senior Notes
                               14.0% Senior Notes
                       New $125 Million Senior Note Issue
                                        |
                                Arch Paging, Inc.
                        New $400 Million Credit Facility
                                        |
                        Former ACE Operating Subsidiaries